Exhibit 10.5

Execution Version

Sensient Technologies Corporation

Second Amendment
Dated as of May 3, 2017

to

Note Purchase Agreement
Dated as of March 22, 2011

Re:              $25,000,000 4.14% Senior Notes, Series B, due November 28, 2017, and
$25,000,000 4.47% Senior Notes, Series C, due November 28, 2018

Second Amendment to Note Purchase Agreement

This Second Amendment dated as of May 3, 2017 (the or this “Second Amendment”) to the Note Purchase Agreement dated as of March 22, 2011 is among Sensient Technologies Corporation, a Wisconsin corporation (the “Company”), and each of the institutions which is a signatory to this Second Amendment (collectively, the “Noteholders”).

Recitals:

A.            The Company and each of the Noteholders have heretofore entered into the Note Purchase Agreement dated as of March 22, 2011 as amended by that certain First Amendment thereto dated as of November 6, 2015 (as amended, the “Note Purchase Agreement”).  The Company has heretofore issued (a) $25,000,000 aggregate principal amount of its 3.77% Senior Notes, Series A, due November 28, 2016 (the “Series A Notes”), (b) $25,000,000 aggregate principal amount of its 4.14% Senior Notes, Series B, due November 28, 2017 (the “Series B Notes”), and (c) $25,000,000 aggregate principal amount of its 4.47% Senior Notes, Series C, due November 28, 2018 (the “Series C Notes”, and together with the Series B Notes and the Series A Notes, the “Notes”).  The Series A Notes are no longer outstanding. The Noteholders are the holders more than 51% of the outstanding principal amount of the Notes.

B.            The Company and the Noteholders now desire to amend the Note Purchase Agreement in the respects, but only in the respects, hereinafter set forth.

C.            Capitalized terms used herein shall have the respective meanings ascribed thereto in the Note Purchase Agreement unless herein defined or the context shall otherwise require.

D.            All requirements of law have been fully complied with and all other acts and things necessary to make this Second Amendment a valid, legal and binding instrument according to its terms for the purposes herein expressed have been done or performed.

Now, Therefore, upon the full and complete satisfaction of the conditions precedent to the effectiveness of this Second Amendment set forth in Section 3.1 hereof, and in consideration of good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Company and the Noteholders do hereby agree as follows:

Section 1.               Amendments.

Section 1.1.          All references in the Note Purchase Agreement to “the 2009 Notes” shall be replaced with references to “the 2017 Notes”.

Section 1.2.          Section 1 of the Note Purchase Agreement shall be and is hereby amended by adding to the end thereof a new clause (c) to read as follows:

(c)           During a Leverage Holiday, the interest rate payable on the Notes shall be increased by the Leverage Holiday Interest.

Sensient Technologies Corporation	Second Amendment
The Leverage Holiday Interest shall begin to accrue on the first day of the Trigger Quarter, and shall continue to accrue throughout the Leverage Holiday.

Section 1.3.          Section 5.16 of the Note Purchase Agreement shall be and is hereby amended in its entirety to read as follows:

(a)           Neither the Company nor any Controlled Entity (i) is a Blocked Person, (ii) has been notified that its name appears or may in the future appear on a State Sanctions List or (iii) is a target of sanctions that have been imposed by the United Nations or the European Union.

(b)           Neither the Company nor any Controlled Entity (i) has violated, been found in violation of, or been charged or convicted under, any applicable U.S. Economic Sanctions Laws, Anti‑Money Laundering Laws or Anti‑Corruption Laws or (ii) to the Company’s knowledge, is under investigation by any Governmental Authority for possible violation of any U.S. Economic Sanctions Laws, Anti‑Money Laundering Laws or Anti‑Corruption Laws.

(c)           No part of the proceeds from the sale of the Notes hereunder:

(i)            constitutes or will constitute funds obtained on behalf of any Blocked Person or will otherwise be used by the Company or any Controlled Entity, directly or indirectly, (A) in connection with any investment in, or any transactions or dealings with, any Blocked Person, (B) for any purpose that would cause any Purchaser to be in violation of any U.S. Economic Sanctions Laws or (C) otherwise in violation of any U.S. Economic Sanctions Laws;

(ii)           will be used, directly or indirectly, in violation of, or cause any Purchaser to be in violation of, any applicable Anti‑Money Laundering Laws; or

(iii)          will be used, directly or indirectly, for the purpose of making any improper payments, including bribes, to any Governmental Official or commercial counterparty in order to obtain, retain or direct business or obtain any improper advantage, in each case which would be in violation of, or cause any Purchaser to be in violation of, any applicable Anti‑Corruption Laws.

(d)           The Company has established procedures and controls which it reasonably believes are adequate (and otherwise comply with applicable law) to ensure that the Company and each Controlled Entity is and will continue to be in compliance with all applicable U.S. Economic Sanctions Laws, Anti‑Money Laundering Laws and Anti‑Corruption Laws.

Section 1.4.          Section 7.1 of the Note Purchase Agreement shall be and is hereby amended by adding the following as a new clause (g) and amending the current clause (g) to now be labeled clause (h):

(g)          Resignation or Replacement of Auditors — within ten days following the date on which the Company’s auditors resign or the Company elects to change auditors, as the case may be, notification thereof, together with such supporting information as the Required Holders may reasonably request; and

Sensient Technologies Corporation	Second Amendment
Section 1.5.          Section 7.2(a) of the Note Purchase Agreement shall be and is hereby amended in its entirety to read as follows:

(a)          Covenant Compliance — the information (including detailed calculations) required in order to establish whether the Company was in compliance with the requirements of Section 10.2 through Section 10.4, inclusive, Section 10.6 and covenants incorporated herein pursuant to Section 9.8 during the quarterly or annual period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, including if any Leverage Holiday is currently occurring under Section 10.2(a), and the calculation of the amount, ratio or percentage then in existence); and

Section 1.6.          Section 9.7(b) of the Note Purchase Agreement shall be and is hereby amended in its entirety to read as follows:

(b)          The Company may further, from time to time at its discretion and upon written notice from the Company to the holders of the Notes referring to this Section 9.7(b) (which notice shall contain a certification (including setting forth the information (including reasonably detailed computations) reasonably required to confirm the conclusions contained therein) by a Responsible Officer as to (i) the matters specified in clauses (c) and (d) below and (ii) that no Default or Event of Default shall have occurred and then be continuing or shall result therefrom) (the “Termination Notice”), terminate the Subsidiary Guaranty issued by a Subsidiary Guarantor with effect from the date of such notice, so long as no Default or Event of Default shall have occurred and then be continuing or shall result therefrom.

Section 1.7.          Section 10.2(a) of the Note Purchase Agreement shall be and is hereby amended in its entirety to read as follows:

(a)          The Company will not permit the ratio of Total Funded Debt to Consolidated EBITDA, determined as at the end of each fiscal quarter of the Company (the “Leverage Ratio”), to be greater than 3.50 to 1.00, provided that if a Material Acquisition is consummated within such fiscal quarter (any such fiscal quarter designated as such by the Company in writing to the holders of Notes being a “Trigger Quarter”), then the Leverage Ratio may be greater than 3.50 to 1.00 but shall not exceed 3.75 to 1.00 for such Trigger Quarter and the next succeeding three fiscal quarters (each such four quarter period, a “Leverage Holiday”); provided further that:

Sensient Technologies Corporation	Second Amendment
(i)           following a Leverage Holiday, no subsequent Trigger Quarter shall be deemed to have occurred or to exist for any reason unless and until the Leverage Ratio has returned to less than or equal to 3.50 to 1.00 as of the end of at least one full fiscal quarter following the preceding Trigger Quarter;

(ii)           the Leverage Ratio shall return to less than or equal to 3.50 to 1.00 no later than the end of the fourth fiscal quarter next following the initial Trigger Quarter;

(iii)          there shall be no more than two (2) Leverage Holidays during the term of this Agreement; and

(iv)          the Company shall be obligated to pay an additional 0.50% per annum of interest on each Note during the Leverage Holiday (the “Leverage Holiday Interest”).  For avoidance of doubt, no Leverage Holiday Interest will be used in calculating any Make‑Whole Amount or Swap-Breakage Amount.

Section 1.8.          Section 10.3 of the Note Purchase Agreement shall be and is hereby amended by replacing the words “Consolidated Net Earnings Available for Fixed Charges” with “EBITR” therein.

Section 1.9.          Section 10.4(h) of the Note Purchase Agreement shall be and is hereby amended by replacing the words “have been incurred” with the words “at all times be”.

Section 1.10.       Section 10.6(d) of the Note Purchase Agreement shall be and is hereby amended by replacing the number “$50,000,000” with “125,000,000.”

Section 1.11.       Section 10.9 of the Note Purchase Agreement shall be and is hereby amended in its entirety to read as follows:

The Company will not, and will not permit any Controlled Entity to (a) become (including by virtue of being owned or controlled by a Blocked Person), own or control a Blocked Person or (b) directly or indirectly have any investment in or engage in any dealing or transaction (including any investment, dealing or transaction involving the proceeds of the Notes) with any Person if such investment, dealing or transaction (i) would cause any holder or any affiliate of such holder to be in violation of, or subject to sanctions under, any law or regulation applicable to such holder, or (ii) is prohibited by or subject to sanctions under any U.S. Economic Sanctions Laws.

Sensient Technologies Corporation	Second Amendment
Section 1.12.        Schedule B of the Note Purchase Agreement shall be and is hereby amended by deleting the definitions of “2009 Notes,” “Consolidated Cash and Cash Equivalents,” “Consolidated Net Earnings Available for Fixed Charges,” “Consolidated Total Debt,” “Consolidated Total Net Debt,” and “OFAC Listed Person.”

Section 1.13.        Schedule B of the Note Purchase Agreement shall be and is hereby amended by amending the definitions of “Anti-Money Laundering Laws,” “Bank Credit Agreement,” “Blocked Person,” “Consolidated EBITDA,” “Default Rate,” “Interest Expense,” “OFAC,” and “OFAC Sanctions Program” in their entirety to read as follows:

“Anti‑Money Laundering Laws” means any law or regulation in a U.S. or any non‑U.S. jurisdiction regarding money laundering, drug trafficking, terrorist‑related activities or other money laundering predicate crimes, including the Currency and Foreign Transactions Reporting Act of 1970 (otherwise known as the Bank Secrecy Act) and the USA PATRIOT Act.

“Bank Credit Agreement” means (a) that certain Second Amended and Restated Credit Agreement dated May 3, 2017 among the Company, Wells Fargo Bank, National Association, as agent, and the other lenders party thereto as the same may from time to time be amended, extended, renewed or replaced and (b) any other bank, credit or other like commercial bank agreement between the Company and one or more commercial banks with the largest commitment from such bank or banks to extend credit thereunder to the Company not being less than U.S. $50,000,000.

“Blocked Person” means (a) a Person whose name appears on the list of Specially Designated Nationals and Blocked Persons published by OFAC, (b) a Person, entity, organization, country or regime that is blocked or a target of sanctions that have been imposed under U.S. Economic Sanctions Laws or (c) a Person that is an agent, department or instrumentality of, or is otherwise beneficially owned by, controlled by or acting on behalf of, directly or indirectly, any Person, entity, organization, country or regime described in clause (a) or (b).

“Consolidated EBITDA” means, with respect to any period, EBITR of the Company and its Subsidiaries with respect to that period on a consolidated basis, less (to the extent included in EBITR) Rental Expense, plus (to the extent deducted in determining net income for purposes of EBITR) depreciation and amortization.  For purposes of this Agreement, Consolidated EBITDA shall be computed on a Pro Forma Basis.

Sensient Technologies Corporation	Second Amendment
“Default Rate” means, for any series of Note, the greater of (i) 2% per annum above the rate of interest that would otherwise be in effect on such Note on such date pursuant to this Agreement or (ii) 2% over the rate of interest publicly announced by Citibank, N.A. in New York, New York as its “base” or “prime” rate.

“Interest Expense” means, with respect to any period, the aggregate interest expense (including capitalized interest) of the Company and its Subsidiaries (determined on a consolidated basis) for such period, including but not limited to the interest portion of any Capital Lease, but excluding (i) any issuance fees relating to this Agreement or the issuance of Notes hereunder and (ii) costs and expenses incurred in connection with the consummation and administration of the Bank Credit Agreement in an aggregate amount for clauses (i) and (ii) combined not to exceed $2,500,000 in any fiscal year.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“OFAC Sanctions Program” means any economic or trade sanction that OFAC is responsible for administering and enforcing.  A list of OFAC Sanctions Programs may be found at http://www.treasury.gov/resource-center/sanctions/Programs/Pages/Programs.aspx.

Section 1.14.         Schedule B of the Note Purchase Agreement shall be and is hereby amended by adding in alphabetical order the following definitions:

“2017 Notes” means those certain notes issued pursuant to the Note Purchase Agreement dated as of May 3, 2017 among the Company and the Purchasers named in Schedule A thereto.

“Acquisition Target” means any Person becoming a Subsidiary of the Company after the date hereof; any Person that is merged into or consolidated with the Company or any Subsidiary of the Company after the date hereof; or any Person with respect to which all or a substantial part of that Person’s assets are acquired by the Company or any Subsidiary of the Company after the date hereof.

Sensient Technologies Corporation	Second Amendment
“Anti‑Corruption Laws” means any law or regulation in a U.S. or any non‑U.S. jurisdiction regarding bribery or any other corrupt activity, including the U.S. Foreign Corrupt Practices Act and the U.K. Bribery Act 2010.

“Controlled Entity” means (i) any of the Subsidiaries of the Company and any of their or the Company’s respective Controlled Affiliates and (ii) if the Company has a parent company, such parent company and its Controlled Affiliates.  As used in this definition, “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“EBITR” means, with respect to any period:

(a)           the after-tax net income of the Company and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, excluding (ii) non-operating gains and losses (including gains and losses from discontinuance of operations, gains and losses arising from the sale of assets other than inventory, and other non-recurring gains and losses), plus

(b)           the sum of the following to the extent deducted in arriving at the after-tax net income determined in clause (a)(i) of this definition (but without duplication for any item):

(i)           Interest Expense,

(ii)          income tax expense of the Company and its Subsidiaries,

(iii)         Rental Expense,

(iv)         non-cash stock compensation expenses of the Company and its Subsidiaries,

(v)          non-cash losses, expenses and charges,

(vi)         non-recurring and/or unusual cash losses,

Sensient Technologies Corporation	Second Amendment
(vii)        net after tax losses from discontinued operations,

(viii)       insurance reimbursable expenses related to liability or casualty events, and

(ix)         transaction costs relating to the consummation of this Agreement, any acquisition permitted hereunder, any permitted Investment or any divestiture and restructuring charges,

less

(c)           the sum of the following to the extent added in arriving at the after-tax net income determined in clause (a) of this definition (but without duplication for any item):

(i)            non-cash gains,

(ii)           non-recurring and/or unusual cash gains, and

(iii)          net after tax gains or income from discontinued operations;

provided that, in no event shall the amount of cash items added back to EBITR for any period exceed fifteen percent (15%) of aggregate EBITR for such period (calculated before giving effect to any such add back or adjustment).

“Governmental Official” means any governmental official or employee, employee of any government-owned or government-controlled entity, political party, any official of a political party, candidate for political office, official of any public international organization or anyone else acting in an official capacity.

“Leverage Holiday” has the meaning set forth in Section 10.2(a).

“Leverage Holiday Interest” has the meaning set forth in Section 10.2(a)(iv).

“Material Acquisition” means the acquisition by the Company or one of its Subsidiaries of an Acquisition Target for aggregate cash consideration of $50,000,000 or more.

Sensient Technologies Corporation	Second Amendment
“Off-Balance Sheet Liability” of a Person means (a) any repurchase obligation or liability of such Person with respect to accounts or notes receivable sold by such Person, (b) any liability under any Sale and Leaseback Transaction which is not a Capital Lease, and (c) all Synthetic Lease obligations of such Person.

“Rental Expense” means, with respect to any period, the aggregate amount of rental payments made by the Company and its Subsidiaries (determined on a consolidated basis) for such period with respect to operating leases.

“Sale and Leaseback Transaction” means any arrangement, directly or indirectly, with any Person whereby a seller or transferor shall sell or otherwise transfer any real or personal property and concurrently therewith lease, or repurchase under an extended purchase contract, conditional sales or other title retention agreement, the same or substantially similar property.

“State Sanctions List” means a list that is adopted by any state Governmental Authority within the United States of America pertaining to Persons that engage in investment or other commercial activities in Iran or any other country that is a target of economic sanctions imposed under U.S. Economic Sanctions Laws.

“Total Funded Debt” of any Person means (without duplication):

(a)           all indebtedness of such Person for borrowed money;

(b)          the deferred and unpaid balance of the purchase price owing by such Person on account of any assets or services purchased (other than trade payables and other accrued liabilities incurred in the ordinary course of business) if such purchase price is (i) due more than nine months from the date of incurrence of the obligation in respect thereof or (ii) evidenced by a note or a similar written instrument;

(c)           all Capital Lease obligations;

(d)           all indebtedness secured by a Lien on any property owned by such Person, whether or not such indebtedness has been assumed by such Person or is non-recourse to such Person;

Sensient Technologies Corporation	Second Amendment
(e)           notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money (other than such notes or drafts for the deferred purchase price of assets or services to the extent such purchase price is excluded from clause (b) above);

(f)           indebtedness evidenced by bonds, notes or similar written instrument;

(g)          the face amount of all letters of credit and bankers’ acceptances issued for the account of such Person, and without duplication, all drafts drawn thereunder (other than such letters of credit, bankers’ acceptances and drafts for the deferred purchase price of assets or services to the extent such purchase price is excluded from clause (b) above);

(h)          net obligations of such Person under Swap Contracts which constitute interest rate agreements or currency agreements;

(i)           guaranty obligations of such Person with respect to Total Funded Debt of another Person (including Affiliates);

(j)            Off-Balance Sheet Liabilities; and

(k)           all Attributable Securitization Indebtedness;

provided, however, that in no event shall any calculation of Total Funded Debt of the Company include (i) deferred taxes (ii) purchase price adjustments and other deferred payments, except to the extent the amount payable is reasonably determinable and contingencies have been resolved, (iii) indebtedness that has been discharged in accordance with its terms, (iv) accrued pension costs and other employee benefit obligations arising in the ordinary course of business and (v) obligations related to customer advances received and held in the ordinary course of business; provided further that, solely in calculating the Leverage Ratio for purposes of Section 10.2(a), the computation of Total Funded Debt shall be reduced to an amount not less than zero by the amount of all unrestricted cash and cash equivalents held by the Company or its Subsidiaries in excess of $10,000,000 in the aggregate; and provided further that cash and cash equivalents held in an account outside the United States shall only be eligible to be netted against the Total Funded Debt of a Foreign Subsidiary owning such account.

Sensient Technologies Corporation	Second Amendment
“Trigger Quarter” has the meaning set forth in Section 10.2(a).

“U.S. Economic Sanctions Laws” means those laws, executive orders, enabling legislation or regulations administered and enforced by the United States pursuant to which economic sanctions have been imposed on any Person, entity, organization, country or regime, including the Trading with the Enemy Act, the International Emergency Economic Powers Act, the Iran Sanctions Act, the Sudan Accountability and Divestment Act and any other OFAC Sanctions Program.

Section 1.15.          Each Note is hereby amended by deleting all the words in the last sentence of the first paragraph of each Note starting with “greater of” until the end of the sentence and inserting the words “the Default Rate.”

Section 2.             Replacement of the Notes; Acknowledgement.

Section 2.1.           Upon a request from any Noteholder, the Company will replace each Note of such Noteholder with a revised Note in the form of Exhibit 1 attached hereto, in the case of the Series B Notes, or Exhibit 2 attached hereto, in the case of the Series C Notes. The Company further acknowledges that, to the extent permitted by law, the interest rate payable on any Note due to any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make‑Whole Amount shall be the Default Rate as defined herein, notwithstanding the first paragraph of any Note not replaced pursuant to this Section 2.1.

Section 3.             Representations and Warranties of the Company.

Section 3.1.          To induce the Noteholders to execute and deliver this Second Amendment (which representations shall survive the execution and delivery of this Second Amendment), the Company represents and warrants to the Noteholders that:

(a)       this Second Amendment has been duly authorized, executed and delivered by it and this Second Amendment constitutes the legal, valid and binding obligation, contract and agreement of the Company enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors’ rights generally;

(b)       the Note Purchase Agreement, as amended by this Second Amendment, constitutes the legal, valid and binding obligation, contract and agreement of the Company enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors’ rights generally;

Sensient Technologies Corporation	Second Amendment
(c)       the execution, delivery and performance by the Company of this Second Amendment (i) has been duly authorized by all requisite corporate action and, if required, shareholder action, (ii) does not require the consent or approval of any governmental or regulatory body or agency, and (iii) will not (A) violate (1) any provision of law, statute, rule or regulation or its certificate of incorporation or bylaws, (2) any order of any court or any rule, regulation or order of any other agency or government binding upon it, or (3) any provision of any material indenture, agreement or other instrument to which it is a party or by which its properties or assets are or may be bound, including, without limitation, the Bank Credit Agreement, or (B) result in a breach or constitute (alone or with due notice or lapse of time or both) a default under any indenture, agreement or other instrument referred to in clause (iii)(A)(3) of this Section 3.1(c);

(d)       as of the date hereof and after giving effect to this Second Amendment, no Default or Event of Default has occurred which is continuing; and

(e)       all the representations and warranties contained in Section 5 of the Note Purchase Agreement are true and correct in all material respects with the same force and effect as if made by the Company on and as of the date hereof, except to the extent that such representations and warranties specifically relate to a specific date, in which case such representations and warranties shall be true and correct in all material respects as of such specific date.

Section 4.             Conditions to Effectiveness of This Second Amendment.

Section 4.1.          This Second Amendment shall not become effective until, and shall become effective when, each and every one of the following conditions shall have been satisfied:

(a)       executed counterparts of this Second Amendment, duly executed by the Company and the holders of at least 51% of the outstanding principal of the Notes, shall have been delivered to the Noteholders;

(b)       the Noteholders shall have received evidence satisfactory to them that (i) amendments to (A) the Bank Credit Agreement, (B) the Note Purchase Agreement dated as of April 5, 2013 among the Company and the purchasers named in Schedule A thereto and (C) the Note Purchase Agreement dated as of November 6, 2015 among the Company and the purchasers named in Schedule A thereto and (ii) the Note Purchase Agreement dated as of May 3, 2017 among the Company and the purchasers named in Schedule A thereto have in each case been executed and delivered with substantially similar terms to those included herein and are in full force and effect;

(c)       the Noteholders shall have received a copy of the resolutions of the Board of Directors of the Company authorizing the execution, delivery and performance by the Company of this Second Amendment, certified by its Secretary or an Assistant Secretary;

Sensient Technologies Corporation	Second Amendment
(d)       the representations and warranties of the Company set forth in Section 3 hereof are true and correct on and with respect to the date hereof; and

(e)       the Noteholders shall have received the favorable opinion of counsel to the Company as to the matters set forth in Sections 3.1(a), 3.1(b) and 3.1(c) hereof, which opinion shall be in form and substance satisfactory to the Noteholders.

Upon receipt of all of the foregoing, this Second Amendment shall become effective.

Section 5.             Payment of Noteholders’ Counsel Fees and Expenses.

Section 5.1.           The Company agrees to pay upon demand, the reasonable fees and expenses of Chapman and Cutler LLP, counsel to the Noteholders, in connection with the negotiation, preparation, approval, execution and delivery of this Second Amendment.

Section 6.          Miscellaneous.

Section 6.1.           This Second Amendment shall be construed in connection with and as part of the Note Purchase Agreement, and except as modified and expressly amended by this Second Amendment, all terms, conditions and covenants contained in the Note Purchase Agreement and the Notes are hereby ratified and shall be and remain in full force and effect.

Section 6.2.           Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this Second Amendment may refer to the Note Purchase Agreement without making specific reference to this Second Amendment but nevertheless all such references shall include this Second Amendment unless the context otherwise requires.

Section 6.3.           The descriptive headings of the various Sections or parts of this Second Amendment are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

Section 6.4.           This Second Amendment shall be governed by and construed in accordance with New York law.

Sensient Technologies Corporation	Second Amendment
Section 6.5.          The execution hereof by you shall constitute a contract between us for the uses and purposes hereinabove set forth, and this Second Amendment may be executed in any number of counterparts, each executed counterpart constituting an original, but all together only one agreement.

Sensient Technologies Corporation

By
Its

Sensient Technologies Corporation	Second Amendment
Accepted and Agreed to:

[Required Holders]

By
Name:
Title:

[Exhibit 1]
[Form of Series B Note]

Sensient Technologies Corporation

4.14% Senior Note, Series B, due November 28, 2017

No. _________	[Date]
$____________	PPN 81725T E*7

For Value Received, the undersigned, Sensient Technologies Corporation (herein called the “Company”), a corporation organized and existing under the laws of the State of Wisconsin, hereby promises to pay to _______________, or registered assigns, the principal sum of $ _____________ (or so much thereof as shall not have been prepaid) on November 28, 2017, with interest (computed on the basis of a 360‑day year of twelve 30‑day months) on the unpaid balance hereof at the rate of (a) 4.14% per annum from the date hereof, payable semiannually, on the twenty‑eighth day of May and November in each year, commencing with the May or November next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make‑Whole Amount (as defined in the Note Purchase Agreement referred to below, at a rate per annum from time to time equal to the Default Rate.

Payments of principal of, interest on and any Make‑Whole Amount with respect to this Note are to be made in lawful money of the United States of America at Citibank, N.A. or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

This Note is one of a series of Senior Notes, Series B, issued pursuant to the Note Purchase Agreement, dated as of March 22, 2011 (as from time to time amended, the “Note Purchase Agreement”), among the Company and the Purchasers named therein and is entitled to the benefits thereof.  Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) made the representation set forth in Section 6.2 of the Note Purchase Agreement.  Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee.  Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

Exhibit 1
(to the Second Amendment)

The Company will make required prepayments of the principal on the dates and in the amounts specified in the Note Purchase Agreement.  This Note is also subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make‑Whole Amount) and with the effect provided in the Note Purchase Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York, excluding choice‑of‑law principles of the law of such State that would require application of the laws of a jurisdiction other than such State.

Sensient Technologies Corporation

By
Name:
Title:

Exhibit 1
(to the Second Amendment)

[Exhibit 2]
[Form of Series C Note]

Sensient Technologies Corporation

4.47% Senior Note, Series C, due November 28, 2018

No. _________	[Date]
$____________	PPN 81725T E@5

For Value Received, the undersigned, Sensient Technologies Corporation (herein called the “Company”), a corporation organized and existing under the laws of the State of Wisconsin, hereby promises to pay to _______________, or registered assigns, the principal sum of $ _____________ (or so much thereof as shall not have been prepaid) on November 28, 2018, with interest (computed on the basis of a 360‑day year of twelve 30‑day months) on the unpaid balance hereof at the rate of (a) 4.47% per annum from the date hereof, payable semiannually, on the twenty‑eighth day of May and November in each year, commencing with the May or November next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make‑Whole Amount (as defined in the Note Purchase Agreement referred to below, at a rate per annum from time to time equal to the Default Rate.

Payments of principal of, interest on and any Make‑Whole Amount with respect to this Note are to be made in lawful money of the United States of America at Citibank, N.A. or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

This Note is one of a series of Senior Notes, Series C, issued pursuant to the Note Purchase Agreement, dated as of March 22, 2011 (as from time to time amended, the “Note Purchase Agreement”), among the Company and the Purchasers named therein and is entitled to the benefits thereof.  Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) made the representation set forth in Section 6.2 of the Note Purchase Agreement.  Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee.  Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

Exhibit 2
(to the Second Amendment)

The Company will make required prepayments of the principal on the dates and in the amounts specified in the Note Purchase Agreement.  This Note is also subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make‑Whole Amount) and with the effect provided in the Note Purchase Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York, excluding choice‑of‑law principles of the law of such State that would require application of the laws of a jurisdiction other than such State.

Sensient Technologies Corporation

By
Name:
Title:

Exhibit 2
(to the Second Amendment)